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FOR IMMEDIATE RELEASE

Tower International Reports Strong First Quarter Results And Increases Outlook For Full Year Earnings And

Free Cash Flow

LIVONIA, Mich., May 2, 2013 – Tower International, Inc. [NYSE: TOWR], a leading integrated global manufacturer of engineered structural metal components and assemblies, today announced first quarter 2013 results and updated its outlook for the full year.

•	Revenue for the first quarter was $534 million, up 1% from $530 million in the first quarter 2012. Lower industry production in Europe was offset by higher Tower revenue in all other regions.

•	Adjusted EBITDA for the quarter was $52.1 million, a 13% increase from $46.3 million a year ago, reflecting favorable volume and mix, plus net improvements in cost factors such as launch. Adjusted EBITDA margin improved to 9.8%.

•	Net income of $2.5 million in the first quarter 2013 compared with net income of $0.6 million a year ago. As detailed below, this year’s first quarter included certain items that adversely impacted results by $4.1 million. Excluding these items and comparable items in the first quarter of 2012, diluted adjusted earnings were 32 cents per share, up 45% from 22 cents a year ago.

•	In late April, the company significantly improved its financial outlook by completing an early debt tender and re-financing with a new senior secured term loan maturing in 2020. Interest savings are projected to improve ongoing free cash flow by about $14 million per year and increase annual net income by about 75 cents per share.

•	For the full year, Tower is increasing its outlook for diluted adjusted earnings per share by 40 cents from the prior mid-point outlook (to $1.65 per share). The outlook for positive free cash flow is increased to $25 million. Revenue is projected at the prior mid-point outlook ($2.125 billion), and the range outlook for adjusted EBITDA is increased to the upper end of the prior outlook (now $205 million to $210 million).

“The accretive sale of our Korean operations in late December, the strong execution and results in the first quarter, and the successful debt re-financing in April have materially strengthened Tower’s present financial condition and our future business outlook,” said President and CEO Mark Malcolm.

Tower to Host Conference Call Today at 1 p.m. EDT

Tower will discuss its first quarter 2013 results and other related matters in a conference call at 1 p.m. EDT today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company’s website or by telephone. The slide presentation and webcast can be accessed via the investor relations portion of Tower’s website www.towerinternational.com. To dial into the conference call, domestic callers should dial (866) 393-4576, international callers should dial (706) 679-1462. An audio recording of the call will be available approximately two hours after the completion of the call. To access this recording, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and reference Conference I.D. #57434530. A webcast replay will also be available and may be accessed via Tower’s website.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “adjusted EBITDA”, “free cash flow”, “net debt”, and “diluted adjusted earnings per share.” We define Adjusted EBITDA as net income / (loss) before interest, taxes, depreciation, amortization, restructuring items and other adjustments described in the reconciliations provided in this press release. Free cash flow is defined as net cash provided by or used in operating activities less cash disbursed for purchases of property, plant and equipment. Net debt is defined as total debt less cash and cash equivalents. Diluted adjusted earnings per share exclude the impact of certain items as described below that are included in our net income / (loss). We use adjusted EBITDA and free cash flow as supplements to information provided in accordance with generally accepted accounting principles (“GAAP”) in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. We believe these items as well as the non-GAAP financial measures of net debt and diluted adjusted income / (loss) per share are useful to investors as they provide an additional tool for investors to use in evaluating operating results and trends, and in comparing our financial results with other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented are not measures of performance under GAAP and should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies in our industry. In addition, certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the company’s projected revenue, Adjusted EBITDA, free cash flow and adjusted earnings per share and statements regarding the accretive nature of the sale of Korean operations, future financial results and the company’s future business outlook. The forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this press release and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors, as well as risk factors described in our reports filed with the SEC, could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	global automobile production volumes;
•	the financial condition of our customers and suppliers;
•	our ability to make scheduled payments of principal or interest on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;
•	our ability to refinance our indebtedness;
•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions;
•	any increase in the expense and funding requirements of our pension and other postretirement benefits;
•	our customers’ ability to obtain equity and debt financing for their businesses;
•	our dependence on our largest customers;
•	pricing pressure from our customers;
•	work stoppages or other labor issues affecting us or our customers or suppliers;
•	our ability to integrate acquired businesses;
•	risks associated with business divestitures; and
•	costs or liabilities relating to environmental and safety regulations.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerautomotive.com

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts - unaudited)

	Three Months Ended March 31,
	2013	2012

Revenues	$534,140	$529,691
Cost of sales	476,080	473,194
Gross profit	58,060	56,497
Selling, general and administrative expenses	33,370	36,451
Amortization expense	832	1,177
Restructuring and asset impairment charges, net	2,680	1,934
Operating income	21,178	16,935
Interest expense	13,428	13,764
Interest income	274	294
Income before provision for income taxes	8,024	3,465
Provision for income taxes	3,490	2,142
Income from continuing operations	4,534	1,323
Income from discontinued operations, net of tax	-	737
Net income	4,534	2,060
Less: Net income attributable to the noncontrolling interests	1,986	1,434
Net income attributable to Tower International, Inc.	$2,548	$626

Weighted average common shares outstanding
Basic	20,261,259	19,691,679
Diluted	20,593,045	20,660,307

Basic income / (loss) per share attributable to Tower International, Inc.:
Income / (loss) per share from continuing operations	$0.13	$(0.01)
Income per share from discontinued operations	-	0.04
Income per share	0.13	0.03

Diluted income / (loss) per share attributable to Tower International, Inc.:
Income / (loss) per share from continuing operations	$0.12	$(0.01)
Income per share from discontinued operations	-	0.04
Income per share	0.12	0.03

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data - unaudited)

	March 31, 2013	December 31, 2012

ASSETS
Cash and cash equivalents	$111,083	$113,943
Accounts receivable, net of allowance of $2,869 and $4,105	329,014	266,138
Inventories	87,345	81,336
Deferred tax asset - current	8,235	10,447
Prepaid tooling, notes receivable, and other	78,429	96,349
Total current assets	614,106	568,213

Property, plant and equipment, net	558,678	573,148
Goodwill	63,065	64,793
Deferred tax asset - non-current	3,051	3,149
Other assets, net	26,691	28,819
Total assets	$1,265,591	$1,238,122

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt and current maturities of capital lease obligations	$70,213	$74,605
Accounts payable	306,235	264,897
Accrued liabilities	135,258	134,664
Total current liabilities	511,706	474,166

Long-term debt, net of current maturities	411,062	411,590
Obligations under capital leases, net of current maturities	10,191	10,783
Deferred tax liability - non-current	10,706	13,021
Pension liability	97,229	100,780
Other non-current liabilities	85,957	86,908
Total non-current liabilities	615,145	623,082
Total liabilities	1,126,851	1,097,248

Stockholders' Equity:
Tower International, Inc.'s stockholders' equity
Common stock, $0.01 par value, 350,000,000 authorized, 20,898,098 issued and 20,292,763 outstanding at March 31, 2013 and 20,830,425 issued and 20,247,134 outstanding at December 31, 2012	209	208
Additional paid in capital	322,217	321,032
Treasury stock, at cost, 605,335 shares as of March 31, 2013 and 583,291 shares as of December 31, 2012	(8,572)	(8,297)
Accumulated deficit	(234,664)	(237,212)
Accumulated other comprehensive loss	(20,312)	(12,484)
Total Tower International, Inc.'s stockholders' equity	58,878	63,247
Noncontrolling interests in subsidiaries	79,862	77,627
Total stockholders' equity	138,740	140,874

Total liabilities and stockholders' equity	$1,265,591	$1,238,122

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands - unaudited)

	Three Months Ended March 31,
	2013	2012

OPERATING ACTIVITIES:
Net income	$4,534	$2,060
Less: Income from discontinued operations, net of tax	-	737
Income from continuing operations	4,534	1,323

Adjustments required to reconcile income from continuing operations to net cash provided by operating activities:
Non-cash restructuring and asset impairment charges	955	-
Deferred income tax provision / (benefit)	96	(291)
Depreciation and amortization	25,172	22,311
Non-cash share-based compensation	1,185	4,344
Pension expense, net of contributions	(3,551)	(3,020)
Change in working capital and other operating items	(27,097)	(10,603)
Net cash provided by continuing operating activities	$1,294	$14,064

INVESTING ACTIVITIES:
Cash disbursed for purchases of property, plant and equipment, net	$(14,587)	$(28,704)
Net cash used in continuing investing activities	$(14,587)	$(28,704)

FINANCING ACTIVITIES:
Purchase of treasury stock	$(275)	$(83)
Proceeds from borrowings	154,198	168,737
Repayments of borrowings	(158,478)	(156,253)
Net cash provided by / (used in) continuing financing activities	$(4,555)	$12,401

Discontinued operations:
Net cash from discontinued operating activities	$-	$(8,384)
Net cash from discontinued investing activities	15,827	(7,213)
Net cash from discontinued financing activities	-	14,049
Net cash from discontinued operations	$15,827	$(1,548)

Effect of exchange rate changes on continuing cash and cash equivalents	$(839)	$2,822

NET CHANGE IN CASH AND CASH EQUIVALENTS	$(2,860)	$(965)

CASH AND CASH EQUIVALENTS:
Beginning of period	$113,943	$134,984

End of period	$111,083	$134,019

Supplemental Cash Flow Information:
Interest paid, net of amounts capitalized	$22,062	$22,521
Income taxes paid	3,585	4,193
Non-cash Activities:
Capital expenditures in liabilities for purchases of property, plant and equipment	$12,702	$16,927

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA AND NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

(Amounts in thousands - unaudited)

Segment Data	Three Months Ended March 31,
	2013		2012
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$244,769	$22,031	$248,660	$20,583
Americas	289,371	30,035	281,031	25,702
Consolidated	$534,140	$52,066	$529,691	$46,285

Adjusted EBITDA reconciliation	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2013	2012	2013	2012
Adjusted EBITDA	$52,066	$46,285	$203,667	$187,879
Restructuring	(2,680)	(1,934)	(11,484)	(4,111)
Depreciation and amortization	(25,172)	(22,311)	(95,717)	(97,582)
Acquisition costs and other	(74)	(69)	(436)	(1,516)
Long-term compensation expense	(1,362)	(5,036)	(6,742)	(19,867)
Interest expense, net	(13,154)	(13,470)	(53,499)	(56,736)
Closure of Tower Defense & Aerospace	(1,600)	-	(1,600)	-
Other expense	-	-	-	(481)
Pension actuarial loss	-	-	(19,157)	(33,223)
Provision for income taxes	(3,490)	(2,142)	(16,603)	(8,959)
Income from discontinued operation	-	737	29,053	7,309
Net income attributable to noncontrolling interests	(1,986)	(1,434)	(7,528)	(4,810)
Net income / (loss) attributable to Tower International, Inc.	$2,548	$626	$19,954	$(32,097)

Free cash flow reconciliation	Three Months Ended March 31,
	2013	2012
Net cash provided by continuing operating activities	$1,294	$14,064
Cash disbursed for purchases of PP&E, net	(14,587)	(28,704)
Free cash flow	$(13,293)	$(14,640)

Net debt reconciliation	March 31,	December 31,
	2013	2012
Short-term debt and current maturities of capital lease obligations	$70,213	$74,605
Long-term debt, net of current maturities	411,062	411,590
Obligations under capital leases, net of current maturities	10,191	10,783
Total debt	491,466	496,978
Less: cash and cash equivalents	(111,083)	(113,943)
Net debt	$380,383	$383,035

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CERTAIN ITEMS INCLUDED IN NET INCOME

(Amounts in thousands, except per share amounts - unaudited)

	Three Months Ended
	March 31,
	2013	2012

Expense items included in net income, net of tax:
Cost of sales
Closure of Tower Defense & Aerospace	$(2,630)	$-
Selling, general and administrative expenses
Incentive compensation related to funding events	-	(4,006)
Restructuring expense
Severance costs in Europe	-	(715)
Facility closure	(1,182)	-
One-time restructuring actions	(330)	-
Discontinued operations
Income from discontinued operations	-	737
Total items included in net income	$(4,142)	$(3,984)

Net income attributable to Tower International, Inc.	$2,548	$626

Memo: Average shares outstanding (in thousands)
Basic	20,261	19,692
Diluted	20,593	20,660

Income per common share (GAAP)
Basic	$0.13	$0.03
Diluted	0.12	0.03

Diluted adjusted income per share (non-GAAP)*	0.32	0.22

* Excludes the certain items shown above